Exhibit 99.1

FOR IMMEDIATE RELEASE

United Development Funding IV Announces Intent to List its Common Shares of Beneficial Interest

United Development Funding IV Announces Intent to List its Common Shares of Beneficial Interest on the NASDAQ Global Select Market Under the Symbol “UDF”

Grapevine, TX, April 28, 2014 – United Development Funding IV (“UDF IV” or the Trust), a public, non-traded real estate investment trust investing primarily in secured loans for the acquisition and development of land into single-family home lots and the construction of model and new single-family homes, announced today that its Board of Trustees has decided to list its common shares of beneficial interest on the NASDAQ Global Select Market under the symbol “UDF”. The Trust anticipates that the listing of its common shares of beneficial interest will be completed in 2014. The completion of the listing is subject to certain conditions, including approval by the NASDAQ.

Hollis M. Greenlaw, Chairman of the Board and Chief Executive, said, “We believe there is a significant opportunity to participate in the continuing housing recovery by providing capital solutions to local, regional and national developers and homebuilders. We continue to focus on growing UDF IV’s investment portfolio in Texas while expanding into other homebuilding markets across the country. Many markets currently have a very limited supply of finished lots or land under development, and UDF IV is providing access to capital for developers and homebuilders to be able to address those lot shortages.”

Stacey Dwyer, Chief Operating Officer, added, “Listing our shares on the NASDAQ will provide investment liquidity for our current shareholders, while making our shares available to additional investors and providing the Trust with a broader range of potential capital sources. UDF IV has a track record of strong earnings performance and consistent distributions to shareholders, and we believe that our stock will provide a desirable investment alternative to investors who want to participate in the improving housing market while earning an attractive dividend.”

About United Development Funding IV

United Development Funding IV is a Maryland real estate investment trust formed on May 28, 2008 primarily to generate current interest income by investing in secured loans and producing profits from investments in residential real estate.

About United Development Funding

UDF, founded in 2003 and based in Grapevine, Texas, collectively includes five sponsored funds with approximately $1 billion in assets under management. UDF provides debt and equity capital solutions to seasoned developers and homebuilders to develop and acquire single-family residential home lots and to construct single-family residential homes. UDF seeks to originate and acquire loans in some of the largest homebuilding markets in the country with affordable and stable home prices, balanced supplies, strong demand fundamentals and healthy economies. Additional information about UDF can be found on UDF’s website at www.udfonline.com

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Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may relate to anticipated financial performance, business prospects, outcome of regulatory proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. All statements included in this press release that address activities, events or developments that we expect, believe or anticipate will exist or may occur in the future, are forward-looking statements. These forward-looking statements are based on management’s current intents, beliefs, expectations and assumptions and on information currently available to management that are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in these forward-looking statements. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements.

Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution you not to place undue reliance on forward-looking statements, which reflect our management’s view only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements made by us or on our behalf to reflect changed assumptions, the occurrence of unanticipated events or changes as a result of new information, future developments, subsequent events or circumstances or otherwise.  Factors that could cause actual results to differ materially from any forward-looking statements include but are not limited to changes in general economic conditions; changes in real estate conditions; development costs that may exceed estimates; development delays; increases in interest rates, residential lot take down or purchase rates; our borrowers’ inability to sell residential lots; and the potential need to fund development costs not completed by the initial borrower or other capital expenditures out of operating cash flows. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in subsequent filings with the U.S. Securities and Exchange Commission.

Contacts:

Anthony J. DeFazio	Mike Wilson
DDCWorks	United Development Funding
tdefazio@ddcworks.com	mwilson@umth.com
Ph: 484-342-3600	Ph: 817- 835-0650

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